Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

         The Prospectus, dated June 3, 1998 (the "Prospectus"), relating to the offering for resale of $567,750,000 aggregate principal amount of 3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

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
1.       CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM, is added to the table of
         Securityholders  on  page  15 of  the  Prospectus,  together  with  the following  information  as of a  recent  date  prior to the date of the
         Prospectus Supplement:

         Principal Amount of Debentures Beneficially Owned That May be Sold           5,000,000
         Percentage of Debentures Outstanding                                                 *
         Number of Conversion Shares That May Be Sold                                   136,518
         Percentage of Common Stock Outstanding                                               *

2. The information set forth opposite the name LEHMAN BROTHERS, in the table of Selling Securityholders on page 16 is amended as follows:

         Principal Amount of Debentures Beneficially Owned That May be Sold           2,125,000
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         Percentage of Debentures Outstanding                                                 *
         Number of Conversion Shares                                                     58,020
         Percentage of Common Stock Outstanding                                               *

3. PHYSICIANS LIFE, is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of a recent date prior to the date of the Prospectus Supplement:

         Principal Amount of Debentures Beneficially Owned That May be Sold             111,000
         Percentage of Debentures Outstanding                                                 *
         Number of Conversion Shares That May Be Sold                                     3,030
         Percentage of Common Stock Outstanding                                               *

4. The information set forth opposite the name SMITH BARNEY INC., in the table of Selling Securityholders on page 17 is amended as follows:

         Principal Amount of Debentures Beneficially Owned That May be Sold           7,960,000
         Percentage of Debentures Outstanding                                              1.4%
         Number of Conversion Shares That May Be Sold                                   217,337
         Percentage of Common Stock Outstanding                                               *

5. The name VAN KAMPEN AMERICAN CAPITAL HARBOR FUND listed in the table of Securityholders on page 18 of the Prospectus, is hereby changed to VAN KAMPEN HARBOR FUND. The information set forth opposite the name VAN KAMPEN AMERICAN CAPITAL HARBOR FUND remains the same.

         The date of this Prospectus Supplement is August 3, 1998.
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